Exhibit 99.1

FingerMotion Announces Non-Binding Three-Party MOU with Lyken.AI and BlueFlare and Provides Update on Alberta Corridor Gas-Supply Discussions

WEST PALM BEACH, FL, September 3, 2026 — FingerMotion, Inc. (Nasdaq: FNGR) today announced that it has entered into a non-binding memorandum of understanding with Lyken AI Computing Inc. (“Lyken.AI”) and BlueFlare Energy Solutions Inc. (“BlueFlare”).

The accord aims to establish a demand-to-capacity matching framework connecting Lyken’s enterprise AI and high-performance computing client requirements with modular behind-the-meter capacity developed through FingerMotion’s BlueFlare partnership. Initial focus covers Alberta, British Columbia, and Saskatchewan, Canada.

The framework supplements the existing FingerMotion-BlueFlare development strategy announced August 27, 2026. It does not amend or replace existing agreements or expand exclusivity provisions.

Contemplated Roles

Lyken serves as the customer-facing demand and managed-services layer, identifying prospective enterprise workloads and evaluating compute, power, cooling, and deployment requirements.

BlueFlare functions as the primary Western Canadian development partner for site origination, natural-gas solutions, design, construction, and operations.

FingerMotion acts as contemplated owner-operator and project sponsor, evaluating opportunities and commercial structuring without committing to funding or guarantees.

The preferred demand-to-capacity matching framework does not reserve, allocate, or guarantee capacity, nor does it grant exclusivity or rights of first refusal. FingerMotion completed acquisition of a 9.9% Lyken interest on August 17, 2026; Alset AI retains a 90.1% controlling interest.

BlueFlare Development Relationship

FingerMotion and BlueFlare have expanded from single-project discussions to a multi-site development program. BlueFlare serves as engineering, procurement, and construction partner and is expected to contribute compute demand to developed campuses.

Corridor Model

The Company’s corridor approach positions compute capacity along existing natural gas infrastructure with on-site electricity generation, reducing dependence on utility interconnection queues. This co-location strategy targets energy contracts at or near wellhead pricing rather than utility rates, potentially reducing time to energization and improving power-cost visibility.

Gas Supply Discussions

FingerMotion is discussing possible firm natural gas supply arrangements with multiple suppliers and midstream partners for corridor site generation. Topics include terms, volume, delivery points, and pricing for long-dated behind-the-meter generation. No definitive supply agreement has been executed.

Project Development

The parties expect project-by-project evaluation subject to site control, fuel supply, customer diligence, binding offtake agreements, financing, and regulatory approvals. Project-level financing may include customer prepayments, capacity deposits, equipment financing, debt, equity, or special-purpose vehicles. No party committed to providing or arranging financing under the MOU.

The MOU is non-binding and non-exclusive, establishing only present intentions without pricing, minimum capacity, revenue commitments, ownership percentages, or development schedules.

Management Commentary

Jolie Kahn, Chief Executive Officer: “Lyken and BlueFlare represent complementary parts of our AI infrastructure strategy. This operationalizes our August 27 plan: FingerMotion evaluates projects, BlueFlare partners on development, Lyken provides customer access.”

Chris Polimeni, Chief Financial Officer: “Securing firm gas supply converts corridor sites into contracted capacity. Matching Lyken demand underwrites capital rather than funding development corporately.”

About FingerMotion, Inc.

FingerMotion, Inc. (Nasdaq: FNGR) serves mobile payment, recharge, and data-analytics markets in the People’s Republic of China. The Company extends its strategy into enterprise AI and cloud compute through its Lyken equity position, owner-operator strategy, and BlueFlare development alliance.

About Lyken.AI

Lyken.AI develops an integrated Platform-as-a-Service spanning managed compute, server optimization, secure storage, private networking, and enterprise deployment support.

About BlueFlare Energy Solutions Inc.

BlueFlare Energy Solutions Inc. is an Alberta-incorporated developer and constructor of behind-the-meter energy and compute infrastructure in Western Canada, operating under its “From Wellhead to Workload” platform and proprietary BALA™ (BlueFlare Adaptive Load Architecture™) load-following technology.

Forward-Looking Statements

This release contains forward-looking statements regarding the MOU, contemplated relationships, demand-to-capacity matching, gas supply discussions, corridor model benefits, and site development. These statements rely on current expectations and face known and unknown risks, including that the MOU is non-binding and terminable, that discussions may not produce definitive agreements, that financing may be unavailable on acceptable terms, that construction delays may occur, that natural gas prices may fluctuate, and that customer opportunities may not become binding contracts. See the Company’s filings with the Securities and Exchange Commission for additional risks. Actual results may differ materially.

Investor Contact

FingerMotion, Inc.

Investor Relations

E: ir@fingermotion.com

W: www.fingermotion.com